Exhibit 99.1

Action Products Launches New Website

ActionToysInc.com offers product videos, interactivity and consumer information

ORLANDO, FL—(MARKET WIRE)—Dec. 16, 2008 –Action Products International Inc (NASDAQ:APII) has launched a new website www.ActionToysInc.com. Action Toys specializes in creating educational, craft and non-violent toys and this new website allows consumers to learn more about every Action Toys Inc product while also being able to locate a national retailer and place orders on line just in time for the holiday rush. Speaking on the launch of the website, Ken Ninomiya, VP Sales and Marketing, said that the first phase of the site has been launched to offer our consumers a well rounded shopping experience helping to explain the play values and importance of Action Toys. While at www.ActionToysInc.com consumers can see online videos, learn more about every product, review the educational content and play value for every Action Toy while also being able to locate a retailer within their home town or make a purchase on line.” The second phase of www.ActionToysInc.com which is expected to be ready in early spring will include online interactive activities allowing children to enter the “Fun Zone” of the site that will have on-line games, free downloads, and additional value added on line content.

The new www.ActionToysInc.com website is one of several strategic changes made by the new management team within the last 90 days to help Action Products International Inc move into 2009. Action also announced today the revision of the exercise price of stock-purchase warrants issued to shareholders back in 2003. The Board of Directors has voted to change the exercise price of the $2.00 warrants, as specified in the company’s SEC filings, to $1.00 per share of common stock through December 31, 2010. The other terms of the warrants remain unchanged. “In light of current economic conditions, we believe that by lowering the exercise price of the warrants, the company may obtain additional capital as well as provide a benefit to all shareholders” commented CEO Neil Swartz.

The Action management team has been successful in making the necessary changes within the organization to create a better experience for the consumer, their customers and shareholders. Plans for 2009 include a revitalized marketing strategy to strengthen consumer recognition on their legacy brands such as Curiosity Kits®, Space Voyagers®, Climb@tron™, I DIG®, Crazy For Cupcakes™, Play & Store™, and OLogy™ while offering a complete line of fun, safe, educational and craft non-violent toys to a number of key market channels.

About Action Products International, Inc.

Action Products International, Inc. (“APII”) is a global manufacturer and distributor of brand-focused consumer products with award winning brands in the educational toys and crafts product segment. Headquartered in Orlando, Florida, APII’s product line includes action figures, play-sets, activity kits and premium wooden toys that emphasize educational fun within the themes of arts and crafts, nature and science. Action Toys Inc products are distributed to and sold by more than two thousand retail stores worldwide. For more information about the Action Toys Inc, please visit our websites at www.apii.com and www.actiontoysinc.com

Safe Harbor Forward-Looking Statements

Statements contained in this release that are not strictly historical are “forward-looking statements.” Such forward-looking statements are sometimes identified by words such as “intends,” “projects,” “anticipates,” “believes,” “expects” and “hopes.” The forward-looking statements are made based on information available as of the date hereof, and APII assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause APII’s actual results to differ materially from those in these forward-looking statements. Such risks and uncertainties include but are not limited to demand for APII’s products and services, APII’s ability to continue to develop markets, general economic conditions, APII’s ability to secure additional financing and other factors that may be more fully described in APII’s reports to shareholders and periodic filings with the Securities and Exchange Commission.

Contact:

Ken Ninomiya – VP Sales and Marketing

Email: KNinomiya@APII.com

Phone 1.407.481.8007